EXHIBIT 99.1

eSpeed Announces Stockholder Vote in Favor of Merger with BGC Partners

NEW YORK – March 14, 2008 – eSpeed, Inc. (NASDAQ: ESPD), a leading developer of electronic marketplaces and related trading technology for the global capital markets, today announced that eSpeed’s stockholders have approved the Company’s merger with BGC Partners.

At eSpeed’s special meeting of stockholders held earlier today, of those voting, stockholders representing approximately 99.5% of the voting power of eSpeed’s shares adopted the Agreement and Plan of Merger, dated as of May 29, 2007, as amended as of November 5, 2007 and February 1, 2008, by and among eSpeed, BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P., pursuant to which, among other things, BGC Partners will be merged with and into eSpeed, with eSpeed surviving the merger. This merger is expected to close on or about April 1, 2008. Upon the closing, the Combined Company will be re-named “BGC Partners, Inc.” and will trade on the NASDAQ Global Select Market under the symbol “BGCP.”

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to some of the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including some of the world’s largest government bond markets and other fixed income and foreign exchange marketplaces, which may be accessed fully electronically for some products or through an integrated hybrid voice-assisted network accessed by voice brokers. eSpeed’s suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial products over eSpeed’s global private network or via the Internet. eSpeed’s neutral platform, reliable network, straight-through processing and proven solutions make it a trusted source for electronic trading at some of the world’s largest trading firms and major exchanges. To learn more, please visit www.espeed.com.

About BGC

BGC is a leading inter-dealer broker, providing integrated voice, hybrid, and electronic execution and other brokerage services to banks, brokerage houses and investment banks for a broad range of global financial products including fixed income securities, foreign exchange, equity derivatives, credit derivatives, futures, structured products and other instruments. This is complemented by market data products for selected financial instruments. Named after fixed income trading innovator B. Gerald Cantor, BGC has offices in New York and London, as well as Beijing (representative office), Chicago, Copenhagen, Hong Kong, Istanbul, Mexico City, Nyon, Paris, Seoul, Singapore, Sydney, Tokyo and Toronto. To learn more, please visit www.bgcpartners.com.

Discussion of Forward-Looking Statements

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

The actual results of eSpeed, BGC Partners or the Combined Company in the merger (“we”, “our” or the “Combined Company”) and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy for eSpeed, BGC Partners, and/or the Combined Company include, but are not limited to, the Combined Company ‘s relationship with Cantor and its affiliates and any related conflicts of interests, competition for and retention of brokers and other managers and key employees, pricing and commissions and market position with respect to any of our products, and that of the Combined Company’s respective competitors, the effect of industry concentration and consolidation, and market conditions, including trading volume and volatility, as well as economic or geopolitical conditions or uncertainties. Results may also be impacted by the extensive regulation of our respective businesses and risks relating to compliance matters, as well as factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk as well as counterparty failure. Factors may also include the costs and expenses of developing, maintaining and protecting intellectual property, including judgments or settlements paid or received in connection with intellectual property or employment or other litigation and their related costs, and certain financial risks, including the possibility of future losses and negative cash flow from operations, risks of obtaining financing and risks of the resulting leverage, as well as interest and currency rate fluctuations.

Discrepancies may also result from such factors as the ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services, to secure and maintain market share, to enter into marketing and strategic alliances, and other transactions, including acquisitions, dispositions, reorganizations, partnering opportunities, and joint ventures, and the integration of any completed transactions, to hire new personnel, to expand the use of technology for screen-assisted, voice-assisted and fully electronic trading and to effectively manage any growth that may be achieved. Results are also subject to risks relating to the proposed merger and separation of the BGC businesses and the relationship between the various entities, financial reporting, accounting and internal control factors, including identification of any material weaknesses in our internal controls, our ability to prepare historical and pro forma financial statements and reports in a timely manner, and other factors, including those that are discussed under “Risk Factors” in eSpeed’s Annual Report on Form 10-K/A for the year ended December 31, 2006, which was filed with the SEC on August 23, 2007 and its definitive proxy statement filed with the SEC on February 11, 2008.

We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments.

CONTACTS

U.K. Media:	U.S. Media:	Investors:
Adrian Thomas 44-207-894-8647 athomas@bgcpartners.com Timo Kindred 44-(0)207-894-7292 tkindred@bgcpartners.com	Florencia Panizza 212-294-7938 fpanizza@bgcpartners.com Robert Hubbell 212-294-7820 rhubbell@bgcpartners.com	Jason McGruder 212-829-4988 jmcgruder@bgcpartners.com Nneoma Njoku 212-610-2297 nnjoku@bgcpartners.com

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